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EXHIBIT 5.1

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April 27, 2001

The Board of Directors

USURF America, Inc.

8748 Quarters Lake Road

Baton Rouge, Louisiana 70809

Gentlemen:

We have acted as counsel to USURF America, Inc., a Nevada corporation (the

"Company"), in connection with the preparation and filing of a Registration

Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The

Registration Statement covers the following securities of the Company:

A. Up to 4,587,387 shares of Company Common Stock, all of which are issued and outstanding, and all of which are held by shareholders of the

Company (these 4,587,387 shares being referred to herein as the

"Selling Shareholder Stock"); and

B. Up to 2,641,477 shares of Company Common Stock underlying issued and outstanding common stock purchase warrants of the Company (these

2,641,477 shares being referred to herein as the "Warrant Stock").

As counsel for the Company, we have examined the originals or copies,

certified or otherwise authenticated to our satisfaction, of the corporate records of the Company and such other documents or certificates of public officials as we have deemed necessary for the opinions expressed herein.

In rendering the opinions set forth herein, we have assumed (i) the legal capacity of all natural persons, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as copies.

Based upon our examination of such documents, materials, certificates and information as we have deemed appropriate or relevant for the purpose of delivering this opinion, but subject to the qualifications set forth herein, we are of the following opinion:

1. The Company is a corporation duly organized and lawfully existing and in good standing under the laws of the State of Nevada.

2. The 4,587,387 shares of the Selling Shareholder Stock owned by the various shareholders named in the Prospectus filed as part of the

Registration Statement are validly issued and were duly authorized for issuance by the Board of Directors of the Company at valid meetings thereof, after due consideration by the Board of Directors of the facts and circumstances surrounding such issuances, legally issued in accordance with the laws of the State of Nevada, and appropriate stock certificates representing such shares of Selling Shareholder Stock have been issued; the 4,587,387 shares of Selling Shareholder Stock are fully paid and non-assessable.

3. The 2,641,477 shares of Warrant Stock issuable upon exercise of certain outstanding common stock purchase warrants of the Company, when paid for and issued in accordance with their respective terms, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

The foregoing is based solely on the facts stated herein. No opinion contained herein shall be construed to infer an opinion relating to any other situation, unless such opinion is stated expressly herein.

We hereby consent to the use of this opinion as an Exhibit to the

Registration Statement and to the use of our name under the "Litigation

Other Litigation" and "Legal Matters" headings in the Prospectus forming part of the Registration Statement.

Sincerely,

/s/

NEWLAN & NEWLAN